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                               CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Valley Forge Corporation and Subsidiaries on Form S-8 (File No. 333-07475) and Form S-8 (File No. 33-50250) of our reports dated February 19, 1997, on our audits of the consolidated financial statements and financial statement schedule of Valley Forge Corporation and Subsidiaries as of December 31, 1996, and for the years ended December 31, 1996 and 1995, which reports are included in this Annual Report on Form 10-K.





Coopers and Lybrand L.L.P.
San Francisco, California
March 27, 1998



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